Exhibit 99.1

While the votes are being tabulated I would like to take a few minutes and report to you on the performance for the fiscal year end 9/30/02 of WFSI and Westborough Bank. As always, legal counsel has asked me to preface my remarks with this disclaimer concerning forward looking statements, which may be found on Page 1 of Management's Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report.

Turning to the first slide the consolidated financial statements for the year ended 9/30/02 reflect a decrease in net income of $419,000 (30%) to a level of $979,000 as compared to $1.4 million for the prior fiscal year. This decrease in net income was primarily the result of losses sustained in our securities portfolio; specifically in our common stock portfolio. This loss of $466,000 was tempered with the use of capital loss carry backs that lessened our federal income tax liability. Although net income was down core earnings were actually very strong.

Core earnings increased by $876,000 from fye 9/30/01 to fye 9/30/02, as a result of strong growth in Net Interest Income. You can see by looking at this slide the wide swing in Net Income was indeed primarily the result of the change in security transactions - a gain of $726,000 in f/y/e 9/01 followed by the loss of $466,000 in f/y/e 9/02.

This next slide shows the components of the 8.5 mil. of net interest income:

Interest and dividend income declined by $264 thousand or 1.87% to $13.9 million for the year ended September 30, 2002 from $14.1 million for the year ended September 30, 2001. The decrease in interest and dividend income was mainly the result of a decline in the rate earned on interest earning assets offset, to a lesser extent, by an increase in the volume of interest earning assets. The Federal Reserve Bank's Federal Open Market Committee, ("FOMC") reduced the discount rate by 1.25 percentage points during the fiscal year ended September 30, 2002. This generally declining interest rate environment translated into declining rates earned on loans, investment securities and short-term investments. Additionally, some loan customers renegotiated existing loan rates that, accordingly, lowered rates earned by the Company on those loans.

INTEREST EXPENSE DECLINED BY $1.6 MILLION, OR 22.65%, TO $5.4 MILLION FOR THE YEAR ENDED SEPTEMBER 30, 2002 FROM $6.9 MILLION FOR THE YEAR ENDED SEPTEMBER 30, 2001. INTEREST EXPENSE DECLINED MAINLY DUE TO A DECLINE IN THE AVERAGE RATE PAID ON INTEREST-BEARING LIABILITIES OFFSET, TO A LESSER EXTENT, BY AN INCREASE IN THE AVERAGE VOLUME OF INTEREST-BEARING LIABILITIES. THE PREVIOUSLY MENTIONED FOMC INTEREST RATE REDUCTIONS ALLOWED THE COMPANY TO REDUCE RATES PAID ON NOW, SAVINGS, MONEY MARKET DEPOSIT AND CERTIFICATES OF DEPOSIT ACCOUNTS.

Just one more comment on net interest margin. This next slide, provided by our friends at RBC Capital, shows our net interest margin by quarter since our reorganization in 2000. As you can see, we have always been above our peers and f/y 2002 was an especially strong year. One of our challenges going forward will be to maintain this strong net interest margin.

The next slide shows operating expenses

OPERATING EXPENSES INCREASED BY $469 THOUSAND, TO $7.4 MILLION FOR THE YEAR ENDED SEPTEMBER 30, 2002 AS COMPARED TO $7.0 MILLION FOR THE PREVIOUS YEAR ENDED SEPTEMBER 30, 2001 PRIMARILY AS A RESULT OF INCREASES IN SALARIES AND BENEFITS EXPENSES, INCREASE IN DATA PROCESSING EXPENSES RELATING TO THE COMPANY'S RECENT CONVERSION TO AN ENHANCED DATA PROCESSING AND INFORMATION SYSTEM AND ALSO DUE TO OUR MOVE INTO THE ADDITION TO THE BANK'S MAIN OFFICE. THESE EXPENSES WERE OFFSET, TO A LESSER EXTENT, BY DECLINES IN MARKETING EXPENSES, PROFESSIONAL AND LEGAL FEES AND OTHER GENERAL AND ADMINISTRATIVE EXPENSES.

In addition, we have managed to slow the rate of growth in our operating expesnses from over 20% between 2000 and 2001 to 5.7% between f/y 2001 and f/y 2002. Our ongoing investment in human resources will be our largest single challenge going forward as we attempt to balance our need for skilled and motivated staff to deliver first class service and support to our customers with the need to grow earnings. We believe the first begets the second.

Turning to the Balance Sheet, this next slide shows the continued growth of the bank. Total assets increased by $15.6 million or 6.91% to $241.3 million at Sept. 30, 2002 from $225.7 million at September 30, 2001.

The next slide shows the composition or mix of the balance sheet.

Net loans during this period declined by $2.1 million, or 1.54%, to $132.9 million at September 30, 2002, from $135.0 million at September 30, 2001. The loan decline was primarily due to a net decline in fixed-rate mortgage loans secured by real estate, as a result of the current low interest rate environment that encouraged increased loan payoffs and refinancing. Securities available for sale increased by $15.2 million, to $90.8 million at September 30, 2002 as compared to $75.5 million at September 30, 2001 due primarily to the investment of funds provided from deposit growth.

Total deposits increased by $17.0 million, or 9.17%, to $202.1 million at September 30, 2002 from $185.1 million at September 30, 2001. Most of this increase was attributable to increases in variable-rate tiered accounts and regular savings accounts. In the current low interest rate and volatile investment environment, deposit customers preferred to place their deposits in stable accounts that offer higher liquidity. The slide indicates solid consistent growth in deposits during past five years. This is seen in the next slide that shows core deposits or non-certificate accounts increasing by $17.7 million (or 14.6%) to $139.0 million at 9/30/02 compared to $121.3 million at 9/30/01, while certificates of deposit decreased slightly from $63.8 million at 9/30/01 to $63.1 million at 9/30/02.

The bank's capital level remains very strong at 11.60% of assets. That is well above all regulatory capital requirements, which are detailed on Page F24 at the back of the Annual Report.

I would be remiss if I did not comment on certain events that transpired during the past year.

                              S - O - A  Slide

It is not unusual in our business that national events have a direct impact on our Company and the way we do business. During the year, the corporate world came under fire for transgressions that compromised business ethics and the trust and integrity for all of those in business and their customers. Perhaps the most disconcerting aspect of this environment is the declining level of trust in the leadership of all organizations. I want to assure you that our financial information reporting is accurate with integrity second to none. Throughout our 133-year history, we have remained committed to the highest standards of business ethics. We fully recognize the trust our customers have placed in us and it is for this reason that we have grown and been able to serve our communities year after year. We remain a trusted corporate neighbor and will continually strive to grow as a leader in our community. Fulfilling our mission has never been something we take lightly; we have always set high standards for the way we conduct our business.

The Sarbanes-Oxley Act of 2002, which President Bush signed on July 30, 2002 represents congressional reaction to these transgressions. The Act implements a broad range of corporate governance and accounting measures for public companies designed to promote honesty and transparency in corporate America and better protect investors from the type of corporate wrongdoing that occurred in, among others, Enron and WorldCom. Banking has always been a highly regulated industry but with Sarbanes-Oxley the spotlight has been focused on many corporate governance issues and business practices we have taken for granted. The level of responsibility and liability for executive officers and board members has been raised significantly. Management and your Board of Directors have begun a detailed evaluation of our corporate governance structure and board and management succession issues. We agree with the spirit of the Act and we are prepared to comply with new SEC rules and regulations as they are announced in the coming months.

Before I open the floor for your questions I have just 3 more slides I would like to share with you. The first two concern our stock price performance. This slide tracks the closing price of the stock by quarter as well as its appreciation since our reorganization in 2000. The price has been as high as $24.00 and closed last night at $23.30.

This next slide, again provided by RBC Capital, compares our price performance with the SNL Thrift Index, which we closely track and with the broader S&P 500 and NASDAQ Composite, which we have consistently out-performed during the last two years as investors sought stability in a bear market.

And finally, this last slide compares our most recent quarterly earnings (for the quarter ended 12/31/02) with the previous four quarters. Our press release, which was distributed via the business wires at 3:00 pm this afternoon, is available at the back of the room.

Briefly, net income was $278,000 (.18/sh) for the q/e 12/31/02, which was up from the q/e 9/30/02 (when we took the stock loss I mentioned earlier) and off slightly from the $331,000 (or.2 per sh) reported for the quarter ended 12/31/01.

The 16.01% decline in net income was primarily due to an increase in operating expenses and a decline in gains on the sale of securities, offset, to a lesser extent, by an increase in net interest income. The Company's return on average assets for the quarter ended December 31, 2002 was .45% as compared to .58% for the quarter ended December 31, 2001.

As a result of deposit growth, the Company's total assets grew by $7.3 million, or 3.04%, to $248.6 million at December 31, 2002 from $241.3 million at September 30, 2002. The primary areas of change were from increases in securities available for sale of $12.7 million, offset to a lesser extent, by a decline in loans of $4.3 million. The decline in loans was the result of a large commercial real estate loan payoff and was also due to the general effects of the current low interest rate environment that encourages residential loan payoffs and refinancing. Asset quality remained strong, with non-performing assets as a percent of total assets of ..06% at December 31, 2002 and September 30, 2002.

Total deposits increased by $7.1 million, or 3.51%, to $209.2 million at December 31, 2002 from $202.1 million at September 30, 2002. Most of this increase was attributable to increases in tiered-rate savings accounts and checking accounts. In the current low interest rate environment, deposit customers preferred to place their deposits in accounts with higher liquidity.

Total stockholders' equity increased by $344 thousand, or 1.23%, to $28.3 million at December 31, 2002 as compared to $28.0 million at September 30, 2002.

At this time I would be happy to answer your questions.

In closing, I would like to report that the success our company and the bank have enjoyed over many years is due in no small part to the dedication and leadership of our Board of Directors. Over the years these men and women have provided guidance and set the strategic direction of the bank along with their ongoing commitment to our customers and the communities we serve. This year, Mr. Earl H. Hutt, a board member who began a relationship with the Bank as a Corporator in 1963, is retiring. Earl has been a member of the Board of Directors for 14 years and has served on the Audit Committee for 10 years, the last 3 as its Chairman. We will miss his keen perception and thoughtful monitoring of our financial activities.

2002 has been a challenging year to say the least and 2003 may prove to be just as much a challenge.....but with each challenge there is also opportunity. And with your continued support we plan to meet each challenge and take advantage of every opportunity. My sincere thanks to all of our staff, who work so hard for our customers, especially my senior officers, and my thanks to the Executive Committee and the entire Board of Directors for your guidance.

Slide 1

                    Westborough Financial Services, Inc.

                        Annual Shareholders Meeting


                                   (LOGO)


                          Wyndham Westborough Hotel
                          Westborough, Massachusetts
                                   3:00 pm
                              January 30, 2003


Slide 2

Forward Looking Statements
---------------------------------------------------------------------------

The foregoing material may contain forward looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers or attendees should not place undue reliance on any forward looking statements.

Westborough Financial Services, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


Slide 3

                    WESTBOROUGH FINANCIAL SERVICES, INC.
                                 Net Income
                                September 30,

       1998        1999        2000        2001       2002
       ----        ----        ----        ----       ----

      $1,313      $1,473      $1,251      $1,398      $979


Slide 4

             Westborough Financial Services, Inc. and Subsidiary

                      Fiscal Year End 9-30-2002 & 2001
                   (not presented in accordance with GAAP)

                                            FYE         FYE       Increase
                                            2002        2001     (decrease)
                                            ----        ----     ----------

Net interest income                        $8,513      $7,208      $1,305
Operating expenses                          7,446       6,977         469
Provision for loan losses                       8          48         (40)
                                           ------      ------      ------
  Core earnings                             1,059         183         876
Customer fees                                 439         658        (219)
Miscellaneous income                          200         160          40
                                           ------      ------      ------

  Income before income taxes and
   cumulative effect of change in
   accounting principle, exclusive of
   gain (loss) on securities available
   for sale, net                            1,698       1,001         697

Gain (loss) on securities available
 for sale, net (see note)                    (466)        726      (1,192)

Income taxes                                  253         476        (223)

Cumulative effect of change in
 accounting principle, net of tax               0         147        (147)
                                           ------      ------      ------

  Net income as reported
   in 2002 Annual Report                   $  979      $1,398      $ (419)
                                           ======      ======      ======

NOTE: FYE 2001 Gain (loss) on securities available for sale, net includes income from covered call options.


Slide 5

                    WESTBOROUGH FINANCIAL SERVICES, INC.
                             Net Interest Margin
                          Years Ended September 30,

                             1998     1999      2000      2001      2002
                             ----     ----      ----      ----      ----

Interest Income              $9.9     $10.6     $12.0     $14.1     $13.9
Interest Expense             $4.5     $ 5.0     $ 5.5     $ 6.9     $ 5.4
Net Interest Margin          $5.4     $ 5.6     $ 6.5     $ 7.2     $ 8.5


Slide 6

Net Interest Margin
---------------------------------------------------------------------------


                3/00    6/00    9/00    12/00    3/01    6/01    9/01    12/01    3/02    6/02    9/02
                ----    ----    ----    -----    ----    ----    ----    -----    ----    ----    ----

Westborough     3.67    3.90    3.67    3.58     3.44    3.41    3.41     3.76    4.09    3.93    3.95

Peer Median     3.39    3.36    3.25    3.17     3.20    3.20    3.24     3.30    3.42    3.44    3.45

The peer group represents publicly traded thrifts with assets of $1 billion or less.


Slide 7

                    WESTBOROUGH FINANCIAL SERVICES, INC.
                             Operating Expenses
                          Years ended September 30,
                               ($ in millions)

      1997      1998      1999      2000      2001      2002
      ----      ----      ----      ----      ----      ----

      $3.6      $3.7      $4.6      $5.8      $7.0      $7.4


Slide 8

                    WESTBOROUGH FINANCIAL SERVICES, INC.
                                   Assets
                                September 30,

        1998         1999         2000         2001         2002
        ----         ----         ----         ----         ----

       $158.5       $174.6       $206.0       $225.7       $241.3


Slide 9

                    WESTBOROUGH FINANCIAL SERVICES, INC.
                                  Asset Mix
                                September 30,

                 1998      1999       2000       2001       2002
                 ----      ----       ----       ----       ----

Investments      $60.1     $64.5     $ 70.1     $ 75.6     $ 90.8
Loans            $82.3     $92.1     $113.6     $135.0     $132.9


Slide 10

                    WESTBOROUGH FINANCIAL SERVICES, INC.
                                  Deposits
                                September 30,

       1998        1999        2000        2001        2002
       ----        ----        ----        ----        ----

      $135.9      $150.1      $163.4      $185.1      $202.1


Slide 11

                    WESTBOROUGH FINANCIAL SERVICES, INC.
                                 Deposit Mix
                                September 30,

                     1998      1999       2000       2001       2002
                     ----      ----       ----       ----       ----

Certificates         $46.9     $52.0     $ 55.6     $ 63.8     $ 63.1
Non-Certificates     $89.0     $98.1     $107.8     $121.3     $139.0


Slide 12

                    WESTBOROUGH FINANCIAL SERVICES, INC.
                                Capital Ratio
                                September 30,

       1998        1999        2000        2001        2002
       ----        ----        ----        ----        ----

      12.22%      11.04%      12.00%      11.93%      11.60%


Slide 13

                         Sarbanes-Oxley Act of 2002


Slide 14

Common Stock Performance
---------------------------------------------------------------------------

                            Change
 Quarter       Ending        from
  Ended        Price      Conversion
 -------       ------     ----------

Conversion     $10.00
03/31/00       $ 9.25         -8%
06/30/00       $ 9.06         -9%
09/30/00       $10.53          5%
12/31/00       $10.22          2%
03/31/01       $11.09         11%
06/30/01       $14.70         47%
09/30/01       $17.75         78%
12/31/01       $18.95         90%
03/31/02       $20.42        104%
06/30/02       $22.25        123%
09/30/02       $22.30        123%



Slide 15

Stock Price Since Inception
---------------------------------------------------------------------------


Graph showing trading price and volume of the Company's common stock from its inception on February 17, 2000 to January 29, 2003.


Slide 16

Common Stock Performance
---------------------------------------------------------------------------


Graph comparing the relative price performance of the Company's common stock with the SNK thrift index, the S&P 500 and the Nasdaq Composite Index from February 17, 2000, the date of the Company's inception, to January 29, 2003.


Slide 17

Quarterly Financial Information
---------------------------------------------------------------------------


                                                                 Year Ended September 30, 2002
                                                          -------------------------------------------
                                          FYE 9-30-03     Fourth       Third      Second       First
                                           First Qtr      Quarter     Quarter     Quarter     Quarter
                                          -----------     -------------------------------------------
                                            (dollars in thousands, except earnings per share data)
                                                          (unaudited)

Interest and dividend income                $3,298        $3,466      $3,387      $3,501      $3,517
Interest expense                             1,142         1,280       1,267       1,311       1,500
                                            ------        ------      ------      ------      ------
  Net interest income                        2,156         2,186       2,120       2,190       2,017
Provision for loan loss                          -             -           -           -           8
Gains (loss) on security transactions            4          (460)        (10)        (26)         30
All other income                               207           151         130         157         201
Operating expenses                           1,971         1,828       1,991       1,834       1,793
Provision (credit) for income taxes            118           (17)         45         109         116
                                            ------        ------      ------      ------      ------
  Net income                                $  278        $   66      $  204      $  378      $  331
                                            ======        ======      ======      ======      ======

Earnings per common share:
--------------------------
  Basic                                     $ 0.18        $ 0.04      $ 0.13      $ 0.25      $ 0.21
                                            ======        ======      ======      ======      ======
  Diluted                                   $ 0.18        $ 0.04      $ 0.13      $ 0.24      $ 0.21
                                            ======        ======      ======      ======      ======


Slide 18

                    Westborough Financial Services, Inc.

                         Annual Shareholders Meeting


                                   (LOGO)


                          Wyndham Westborough Hotel
                         Westborough, Massachusetts
                                   3:00 pm
                              January 30, 2003